Exhibit 99.1

FLEX REPORTS FIRST QUARTER FISCAL 2021 RESULTS

San Jose, Calif., July 30, 2020 – Flex (NASDAQ: FLEX) today announced results for its first quarter ended June 26, 2020.

First Quarter Fiscal Year 2021 Highlights:

•	Net Sales: $5.2 billion
•	GAAP Income Before Income Taxes: $67 million
•	Adjusted Operating Income: $163 million
•	GAAP Net Income: $52 million
•	Adjusted Net Income: $116 million
•	GAAP Earnings Per Share: $0.10
•	Adjusted Earnings Per Share: $0.23

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“The Flex team delivered strong results in Q1, overcoming the challenges presented by the COVID-19 pandemic. Our ability to deliver better than expected results, even in this difficult environment, is a testament to our disciplined, world-class execution,” said Revathi Advaithi, Chief Executive Officer of Flex. “We continue to make progress on our long-term strategy which has been validated during this dynamic time through our ability to focus and scale to meet the needs of our diverse customer base.”

“We made solid progress on driving efficiencies and reducing costs during the quarter which better positions the company to effectively manage through this environment,” added Chris Collier, Chief Financial Officer of Flex. “We anticipate a sequential recovery for all of our end markets in the second quarter of fiscal 2021, however we expect overall revenue to be under pressure due to the uncertainty of the crisis. We will continue to make sequential improvements in profitability and adjusted earnings per share.”

Second Quarter Fiscal 2021 Guidance

•	Revenue: $5.4 billion to $5.7 billion
•	GAAP Income Before Income Taxes: $35 million to $70 million
•	Adjusted Operating Income: $180 million to $220 million
•	GAAP EPS: $0.05 to $0.11 which includes $0.07 for stock-based compensation expense and net intangible amortization and $0.13 for estimated restructuring and other charges
•	Adjusted EPS: $0.25 to $0.31

Webcast and Conference Call

The Flex management team will host a conference call today at 2:00 PM (PT) / 5:00 PM (ET), to review first quarter fiscal 2021 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts

David Rubin

Vice President, Investor Relations

(408) 577-4632

David.Rubin@flex.com

Media & Press

Silvia Gianelli

Senior Director, Corporate Communications

(408) 797-7130

Silvia.Gianelli@flex.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share and measures that we are taking to respond to the challenges presented by the COVID-19 pandemic and the resulting economic disruptions. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that future revenues and earnings may not be achieved as expected; the effects that the current macroeconomic environment could have on our business and demand for our products; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2020. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements.

SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three-Month Periods Ended
	June 26, 2020	June 28, 2019
GAAP:
Net sales	$5,153,333	$6,175,939
Cost of sales	4,840,114	5,775,775
Restructuring charges	9,666	47,405
Gross profit	303,553	352,759
Selling, general and administrative expenses	190,721	209,624
Intangible amortization	15,176	17,082
Restructuring charges	16	8,787
Interest and other, net	30,257	53,157
Income before income taxes	67,383	64,109
Provision for income taxes	15,563	19,237
Net income	$51,820	$44,872

Earnings per share:
GAAP	$0.10	$0.09
Non-GAAP	$0.23	$0.27

Diluted shares used in computing per share amounts	501,632	517,550

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.

SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, except per share amounts)

	Three-Month Periods Ended
	June 26, 2020	June 28, 2019
GAAP gross profit	$303,553	$352,759
Stock-based compensation expense	4,006	2,940
Customer related asset impairments	437	483
Restructuring charges	9,666	47,405
Legal and other	350	-
Non-GAAP gross profit	$318,012	$403,587

GAAP income before income taxes	$67,383	$64,109
Intangible amortization	15,176	17,082
Stock-based compensation expense	12,769	15,227
Customer related asset impairments	(76)	483
Restructuring charges	9,682	56,192
Legal and other	27,681	1,610
Interest and other, net	30,257	53,157
Non-GAAP operating income	$162,872	$207,860

GAAP provision for income taxes	$15,563	$19,237
Intangible amortization benefit	2,049	2,156
Other tax related adjustments	(1,212)	1,576
Tax benefit on restructuring and other	1,674	1,140
Non-GAAP provision for income taxes	$18,074	$24,109

GAAP net income	$51,820	$44,872
Intangible amortization	15,176	17,082
Stock-based compensation expense	12,769	15,227
Restructuring charges	9,682	56,192
Customer related asset impairments	(76)	483
Legal and other	27,681	1,610
Other charges, interest and other, net	1,346	7,091
Adjustments for taxes	(2,511)	(4,872)
Non-GAAP net income	$115,887	$137,685
Diluted earnings per share:
GAAP	$0.10	$0.09
Non-GAAP	$0.23	$0.27

See the accompanying notes on Schedule V attached to this press release.

SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of June 26, 2020	As of March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,935,081	$1,922,686
Accounts receivable, net of allowance for doubtful accounts	3,280,837	2,435,982
Contract assets	306,198	282,444
Inventories	3,483,475	3,785,073
Other current assets	556,786	660,085
Total current assets	9,562,377	9,086,270

Property and equipment, net	2,162,715	2,215,991
Operating lease right-of-use assets, net	611,047	605,070
Goodwill	1,074,604	1,064,553
Other intangible assets, net	250,455	262,418
Other assets	471,870	455,315
Total assets	$14,133,068	$13,689,617

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$162,287	$149,130
Accounts payable	4,595,409	5,108,251
Accrued payroll	390,544	363,644
Other current liabilities	1,647,011	1,590,060
Total current liabilities	6,795,251	7,211,085

Long-term debt, net of current portion	3,423,162	2,689,109
Operating lease liabilities, non-current	539,441	528,967
Other liabilities	435,609	429,303

Total shareholders' equity	2,939,605	2,831,153

Total liabilities and shareholders' equity	$14,133,068	$13,689,617

SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three-Month Periods Ended
	June 26, 2020	June 28, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51,820	$44,872
Depreciation, amortization and other impairment charges	156,215	190,163
Changes in working capital and other, net	(837,425)	(891,901)
Net cash used in operating activities	(629,390)	(656,866)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(110,259)	(162,115)
Proceeds from the disposition of property and equipment	7,853	38,901
Cash collections of deferred purchase price	—	899,260
Other investing activities, net	2,027	(920)
Net cash (used in) provided by investing activities	(100,379)	775,126

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	1,247,835	771,533
Repayments of bank borrowings and long-term debt	(510,554)	(601,240)
Payments for repurchases of ordinary shares	—	(51,999)
Other financing activities, net	3,513	(11,979)
Net cash provided by financing activities	740,794	106,315

Effect of exchange rates on cash and cash equivalents	1,370	(749)
Net change in cash and cash equivalents	12,395	223,826
Cash and cash equivalents, beginning of period	1,922,686	1,696,625
Cash and cash equivalents, end of period	$1,935,081	$1,920,451

SCHEDULE V

FLEX AND SUBSIDIARIES

NOTES TO SCHEDULES I, II

(1)	To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments, stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures the Company’s underlying business; and
•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Customer related asset impairments may consist of non-cash impairments of property and equipment to estimated fair value for customers we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic will be slower than anticipated, the Company has identified and is engaging in certain structural and portfolio changes. These restructuring actions will eliminate non-core activities primarily within the Company’s corporate function, align the Company’s cost structure with its reorganizing and optimizing of its operations model along its two reporting segments, and further sharpen its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three-month period ended June 26, 2020, the Company recognized approximately $10 million of restructuring charges, most of which related to employee severance.

During the first quarter of fiscal year 2020 in connection with geopolitical developments and uncertainties at the time, primarily impacting one customer in China, the Company experienced a reduction in demand for products assembled for that customer. As a result, the Company accelerated its strategic decision to reduce its exposure to certain high-volatility products in both China and India. The Company also initiated targeted activities to restructure its business to further reduce and streamline its cost structure. During the three-month period ended June 28, 2019, the Company recognized $56 million of restructuring charges, comprised of approximately $31 million of cash charges predominantly for employee severance, and $25 million of non-cash charges related to impairment of equipment and inventory.

Legal and other consist primarily of costs not directly related to ongoing or core business results and may include various loss contingencies that arise that could involve matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis. During the first quarter of fiscal 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Other charges (income), interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related certain divestitures, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. We exclude these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare company performance against the performance of other companies without this variability.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.

Adjustments for free cash flow.

Prior to fiscal 2021, the Company utilized net cash flow from its various A/R sales programs as a low-cost financing source to fund operations and as a critical net working capital management tool. The Company viewed and managed all collections under the programs similarly without bifurcation and accordingly provided the adjustment to reflect adjusted free cash flow inclusive of all collections of receivables sold through the programs described above as well as collections on the repurchased receivables as part of the ABS program amendment. In the first quarter of fiscal year 2021, we proactively and strategically utilized the proceeds of our debt issuance during the quarter to reduce the outstanding balance of our ABS programs. We reduced the balance on this short-term financing product by $655 million sequentially, which has the accounting effect of reducing our cash flow from operations and is excluded from the calculation of adjusted free cash flow.

We define our adjusted free cash flow metric to be operating cash flows plus the impacts described above less purchases of property and equipment net of proceeds from dispositions and present cash flows on a consistent basis for investor transparency. We believe adjusted free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Since adjusted free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure – “net cash provided by operating activities.” See below for the three-month periods ended June 26, 2020, and June 28, 2019 reconciliation of GAAP to Non-GAAP measures:

	Three-Month Period Ended	Three-Month Period Ended
	June 26, 2020	June 28, 2019
Net cash used in operating activities	$(629,390)	$(656,866)
Reduction in ABS levels	654,769	-
Cash collections of deferred purchase price and other	3,460	893,735
Net capital expenditures	(102,406)	(123,214)
Adjusted free cash flow	$(73,567)	$113,655